Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the heading "Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A of Virtus WMC Global Factor Opportunities ETF, a series of ETFis Series Trust I.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 26, 2017